Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Stockholders and Board of Directors

Frederick County Bancorp, Inc.

We consent to the use in this Form 8-K/A (Amendment No. 1) of ACNB Corporation, of our report dated February 22, 2019, with respect to the consolidated financial statements of Frederick County Bancorp, Inc. as of December 31, 2018 and 2017 and for each of the years in the two-year period ended December 31, 2018.

/s/ Dixon Hughes Goodman LLP

Baltimore, Maryland

March 26, 2020